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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)

          Missouri                     1-14756                43-1723446
 (State of incorporation or   (Commission File Number)     (I.R.S. Employer
        organization)                                     Identification No.)

                              1901 Chouteau Avenue
                            St. Louis, Missouri 63103
                                 (314) 621-3222
                         (Address of principal executive
                          offices, including zip code)

                         -------------------------------

         Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on which
    to be so registered                   each class is to be so registered
    -------------------                   ---------------------------------
        Normal Units                           New York Stock Exchange

       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-81774.

     Securities to be registered pursuant to Section 12(g) of the Act: None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

                Warner L. Baxter                     Robert J. Reger, Jr., Esq.
         Senior Vice President, Finance               Thelen Reid & Priest LLP
                                                        40 West 57th Street
               Steven R. Sullivan                     New York, New York 10019
  Vice President, General Counsel and Secretary            (212) 603-2000
              1901 Chouteau Avenue
            St. Louis, Missouri 63103
                 (314) 621-3222



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The class of securities to be registered hereby are the Normal Units of Ameren Corporation, a Missouri corporation (the "Company").

         For a description of the Normal Units, reference is made to (i) Registration Statement File No. 333-81774 on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on January 31, 2002, as amended by Amendment No. 1 filed with the Commission on February 19, 2002 (collectively, the "Registration Statement") and (ii) the form of prospectus included in the Registration Statement, and the preliminary prospectus supplement for the Normal Units dated February 19, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended ("Securities Act"), on February 20, 2002, which description is incorporated herein by reference. The final prospectus supplement describing the Normal Units will be filed pursuant to Rule 424(b)(5) under the Securities Act and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits.
         --------

       Exhibit       Description
       -------       -----------

          1. Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.15 to Registration Statement No. 333-81774).

         *2.        Form of Pledge Agreement.

          3. Form of Certificate of Normal Units (incorporated herein by reference to Exhibit A of Exhibit 4.15 to Registration Statement No. 333-81774).

         *4.        Form of Remarketing Agreement.

          5. Indenture of the Company with The Bank of New York, as trustee, dated as of December 1, 2001, relating to the Company's senior debt securities (incorporated herein by reference to Exhibit 4.5 to Registration Statement No. 333-81774).

          *6. Form of Company Order relating to Notes, issued under the Indenture, which are a component of the Normal Units (including the form of such Senior Notes).

          --------------------------
          * To be filed by amendment

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  February 26, 2002       AMEREN CORPORATION



                                 By:   /s/  Steven R. Sullivan
                                    -----------------------------
                                    Name:  Steven R. Sullivan
                                    Title: Vice President, General Counsel
                                           and Secretary